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                                                                    EXHIBIT 99.3

                             FIRST AMENDMENT TO THE
                   CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The CNA SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, as restated by CNA effective January 1, 2003, is hereby amended as follows:

         1.       Section 2.3 is amended to read as follows:

                  "2.3 Vesting. Except as otherwise provided in a SERP Agreement, a Participant's benefit under this Plan shall be vested if, and only if, his benefit under the Retirement Plan is vested; provided, however, that an event that results in the Retirement Plan benefits of a group of Participants being vested without regard to their years of service, including but not limited to the sale of a business unit or a determination that a partial termination of the Retirement Plan has occurred, shall apply to this Plan if an only if the Plan is amended to provide for such vesting."

         2.       Section 2.4 is amended to read as follows:

                  "2.4     Time and Form of Payment.

                  (a) Except as otherwise provided below, or in a SERP Agreement, a Participant's benefit under this Plan shall be paid in the same manner, and commencing at the same time, as his Retirement Plan benefit, and shall take the form of a supplemental monthly payment directly from his Employer; provided that if the monthly amount of the Participant's benefit under this Plan paid in such form does not exceed $250.00 per month, it shall be paid in a single lump sum equal to the actuarial equivalent of his benefit.

                  (b)      The Benefits Committee may elect

                  (i) to pay a Choice 1 Participant a single lump sum equal to the actuarial equivalent of his benefit under this Plan,

                  (ii) to pay a Choice 2 Participant an annuity in any of the forms of annuity available under the Retirement Plan that are actuarially equivalent,

                  (iii) to pay a benefit that would otherwise be payable in a lump sum in the form of a monthly annuity, and may establish a different standard for payment of benefits in a lump sum, which may be either more or less than $250.00 per month, or

                  (iv) to pay a Participant's benefit under this Plan, either in annuity or lump sum form, at a time when the Participant is eligible for, but has not yet commenced, his Retirement Plan benefit, in which case the amount of the Participant's benefit under this Plan shall be calculated as if the Participant had commenced his Retirement Plan benefit.

All determinations by the Benefits Committee as to the form of payment shall be made by the Benefits Committee in its sole and absolute discretion, which may be exercised in an arbitrary and capricious manner, and in no event shall any Participant be considered to have a vested




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interest in the payment of his benefit in any particular form. Actuarial equivalence shall be determined in accordance with the applicable actuarial assumptions provided under the Retirement Plan. Payment of a Participant's benefit in the form of a lump sum shall fully discharge all amounts owed to the Participant and to his heirs or beneficiaries under the Plan."

         3. The amendment made by paragraph 1 is intended to clarify the meaning of the Plan as restated, and shall be effective as of the effective date of the restatement. The amendment made by paragraph 2 shall take effect upon adoption. Except as otherwise provided herein, the Plan shall remain in full force and effect.
         IN WITNESS WHEREOF, this Amendment has been executed on behalf of CNA Financial Corporation pursuant to the authority reserved under Section 5.1 of the Plan, this 27th day of February, 2004.


                              CNA FINANCIAL CORPORATION



                              By: /s/ Thomas Pontarelli
                                 -----------------------------------------------
                                       Thomas Pontarelli,
                                       Executive Vice President-Human Resources
                                       of Continental Casualty Company,
                                       pursuant to authority delegated by the
                                       Board of Directors of CNA Financial
                                       Corporation



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